Adamis Pharmaceuticals Corporation 8-K

Exhibit 5.1

December 12, 2013

Adamis Pharmaceuticals Corporation

11455 El Camino Real, Suite 310

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as counsel to Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange commission (the “Commission”), covering an underwritten public offering of up to 713,000 shares of common stock, $0.0001 par value (the “Shares”), including Shares issuable upon the exercise of an over-allotment option granted by the Company to the underwriters to purchase additional shares. The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (No. 333-192372) (the “Prior Registration Statement”), including the prospectus included therein (the “Prospectus”), are incorporated by reference in the Registration Statement. The Shares are to be sold by the Company pursuant to a purchase agreement (the “Underwriting Agreement”) entered into by and among the Company and CRT Capital Group LLC, the form of which has been filed as Exhibit 1.1 to the Prior Registration Statement. The Company is also registering warrants to purchase shares of common stock of the Company to be issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement, and to Lifetech Capital as described in the Prior Registration Statement (the “Underwriter’s Warrants”), as well as 35,650 shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Underwriter’s Warrants Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

Adamis Pharmaceuticals Corporation

December 12, 2013

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable; (ii) the Underwriter’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Underwriter’s Warrants Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter’s Warrants, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to matters governed by the California Corporations Code and the laws of the State of California and the Delaware General Corporation Law.

Very truly yours,

/s/ WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN

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